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                                                                Exhibit 10.20

CONFIDENTIAL


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                           INTERNET SERVICES AGREEMENT
                                 BY AND BETWEEN

                                FURNITURE.COM AND
                             HOME ENTERPRISES, INC.

This agreement ("Agreement") is entered into as of the 7th day of September, 1999 ("Effective Date"), by and between Furniture.com, Inc. ("furniture.com"), a Delaware Corporation with headquarters located at 1881 Worcester Road, Framingham, MA, and Home Enterprises Inc. ("HEI"), a Delaware corporation with headquarters located at 3411 Silverside Road, Wilmington, DE.

This Agreement sets forth the terms and conditions between the parties.

                                    RECITALS

A. Furniture.com is an online retailer of furniture and home furnishings, and maintains a site on the Internet known as furniture.com with the URL HTTP://WWW.FURNITURE.COM.

B. HEI produces the syndicated "HAVEN" television show ("the Show") and publishes HAVEN magazine ("the Magazine").

C. Furniture.com shall be a sponsor of the Show, and shall have access to HEI Content and the Show for the purpose of promoting furniture and home furnishings purchasing, and the Show on the World Wide Web.

       1.    DEFINITIONS

             1.1 "Furniture.com site" means the web pages with the URL HTTP://WWW.FURNITURE.COM.

             1.2 "HEI Content" means all the articles, show segments, images, photographs or audiovisual material to which HEI controls the digital rights, including all Show episodes from January 1, 1997 forward, with the exception of celebrity segments.

             1.3  "HFC" means the Home Furnishings Council.


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             1.4  "Home Page" means the first page served to a user who comes to the Furniture.com site.

             1.5 "Link" means the electronic functionality located on a web site that connects a user to another web site, another place in the same web site or the WWW.

             1.6 "Online Furniture Company" means a company for which more than 50% of its sales come from its presence on the World Wide Web, or which does not provide a printed catalogue nor owns or leases retail space.

             1.7 "Pod" means that portion of the Show which is devoted to advertising or other messages. Pods are ordered by the sequence in which they occur in the Show, i.e., Pod 1 is the first Pod so on.

             1.8 "the Show" means the nationally syndicated "HAVEN" television show.

       2.    Description of Services

             HEI shall provide, as part of the sponsorship, the following services:

             2.1 Advertising. For the term of the Agreement, HEI shall provide one (1) thirty (30) -second advertising position per week. HEI and Furniture.com agree that the Show is broadcast one (1) time per week, and HEI shall only be required to produce 22 original shows (as opposed to reruns or rebroadcasts) during the term of this Agreement ("the Broadcast Schedule"). The spots will receive either Pod 2 or Pod 3 placement. The advertising spots shall be produced by Furniture.com, at its sole cost and expense, and shall be subject to the reasonable approval of HEI. Notwithstanding the foregoing, the Show shall be produced, including but not limited to, its content, writing and editing by HEI in its sole discretion.

                  2.1.1 If, in any six month period for the term of the Agreement, the total Gross Rating Point rating ("GRP") falls below 20.6 as determined by the A.C. Nielsen rating, HEI shall run make-up thirty-second advertising spots such that the total GRP for the Furniture.com advertising spots mentioned in section
                          2.1 shall equal 20.6 (the "Make Good Spots"). Notwithstanding the above, HEI shall continue to be required to deliver 20.6 GRP per six month period, and the Make

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                          Good Spots shall not be considered towards this goal.
                          Make Good Spots shall be provided at no additional charge.

             2.2 Billboard: One ten (10)-second billboard per show for fifty two (52) weeks with voice over stating "This portion of HAVEN is brought to you by Furniture.com." The billboards shall be positioned at either Pod 2 or Pod 3 of the Show but not back to back with 30 second advertising spots. HEI and Furniture.com agree that the Broadcast Schedule set forth in section 2.1 shall apply to the Billboard ads as well.

             2.3 "Shopping on the Web" Segments: A featured role in connection with the segment of the Show entitled "Furniture Shopping on the Web" as set forth below, which segment will last for approximately three (3) minutes in either Pod 2 or Pod 3. Furniture.com shall provide a guest "expert" to appear in conjunction with five (5) of such "Furniture Shopping on the Web" segments to be designated by HEI ("the Furniture.com Segments") per year. Such five (5) Furniture.com Segments shall be rebroadcast at least once per year during the term of the Agreement for a total of at least ten (10) viewings. Two
                  (2) of the Furniture.com Segments will be video taped in High Point, North Carolina on Tuesday, September 14, 1999 and three
                  (3) of the Furniture.com Segments will be videotaped in February, 2000 at a location to be designated. Editorial content of the Furniture.com Segments will be proposed by Furniture.com subject to the reasonable approval of HEI Furniture.com and HEI shall mutually agree upon arrangements for taping Segments for years two and three of this Agreement.

             2.4 Database Marketing: HEI shall, on Furniture.com's behalf send direct mail or other promotional pieces, the content of which shall be subject to HEI's reasonable approval, to the entire HEI subscriber list of approximately 125,000 names at least four times per year during the term of the Agreement. Furniture.com will pay expenses for these mailings, excluding any use charges for the list.

             2.5  Print.

                  2.5.1 Furniture.com shall have a one page editorial segment, written by Furniture.com and subject to HEI's reasonable approval in each HAVEN Magazine (the "Magazine").

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                  2.5.2   In addition, with every edition of the Magazine,
                          Furniture.com shall have the opportunity to produce at its sole cost and expense, a Supplemental Advertisement which HEI will insert into each Magazine distributed to the HEI subscriber list of approximately 125,000 people. HEI will evaluate other retail environments where this may be distributed at its discretion. Furniture.com will pay all out of pocket expenses in connection with the cost of producing the Supplemental Advertisement and the Furniture.com advertising.

             2.6 Newsletter. HEI shall offer a half page section in the Haven Newsletter, which Furniture.com will use to provide content including, but not limited to, designing tips, expert advice on decorating and home furnishing, and special offers to Haven readers, subject to HEI's reasonable approval.

             2.7 Contests. HEI and Furniture.com will jointly develop co-sponsored contests at least once per year for the term of the Agreement. The Show will include an announcement of the contest, and the selection and announcement of the winner, and may, at HEI's discretion, include a special segment featuring the contest.

       3.    Furniture.com Responsibilities:

             3.1 Furniture.com will promote the Show on the Furniture.com web site by the following methods:

                  (i) Home Page promotion of any episodes of the Show with Furniture.com content for at least two weeks prior to airing;

                  (ii) At Furniture.com's sole discretion, Home Page promotion of Show episodes or Home Furnishing Council events;

                  (iii) Home Page placements, no less than twice per year for at least one month prior to airing, for the term of the agreement, promoting special joint
                          Haven/Furniture.com contests and special offers.

                  (iv) A permanent placement on the "YourHome" Magazine section of the Furniture.com site, or an area materially similar to the "YourHome" Magazine. The size and location of the placement will be at

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                          Furniture.com's sole discretion, provided that the
                          size of the placement shall be no smaller than that of similar Content providers.

                  (v) A Link to Haven's website (WWW.HAVENTV.COM) each time the Show's name is found on the Furniture.com site. HEI shall make commercially reasonable efforts to provide a Link back to Furniture.com for users who visit Haven's website via the Link described above.

             3.2 Furniture.com retains the right, in its sole discretion, to modify at any time the presentation and Content of any of its Web Sites and any and all pages contained therein. HEI acknowledges that such modifications by Furniture.com, if any, may change the location and/or placement of the Links on a particular page.

       4.    Other HEI Obligations

             4.1 To assist Furniture.com in its efforts to build strategic merchandising relationships, HEI and Furniture.com may host an event at the North Carolina Furniture Market, scheduled to occur in April and October of each year. This event, which may be a dinner, an open house, a press conference or a lunch at Furniture.com's sole discretion, will be jointly promoted by Furniture.com and HEI. Furniture.com will cover all expenses associated with this event.

             4.2 HEI shall make regular mention of its presence on Furniture.com in all printed materials and on the Show.

             4.3 HEI shall provide a mutually agreed upon decorating, interior design or furnishings expert to host a live chat on Furniture.com no less than once per month for the term of the Agreement.

             4.4 HEI shall provide "Designer's Picks", meaning one item which in the sole judgment of HEI is of particular value to its audience, at least once per month for the term of the Agreement. Furniture.com will promote the Designer's Pick on the Furniture.com site.

             4.5 HEI shall make reasonable efforts to introduce the CEO of Furniture.com to members of the Board of Directors of the HFC.

       5.    Exclusivity

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Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

             5.1 For the term of the Agreement, Furniture.com shall be the sole Online Furniture Company to be a Show Sponsor. Competing Online Furniture Companies are included but not limited to those referenced in Exhibit A, which will be updated quarterly by Furniture.com, subject to HEI's reasonable approval. Furniture.com acknowledges that HEI may enter into sponsorship arrangements with furniture manufacturers and retailers who operate Web sites through which online sales and purchases are performed, provided that such online sales and purchases do not represent a signficant part of the business of these manufacturers and retailers.

       6.    Payment and Schedule

             6.1 General. Furniture.com shall pay HEI an annual sponsorship fee in the amount of [**] per year for the term of the Agreement. The Sponsorship Fee shall be due and payable in quarterly installments, with the first payment due upon signing of the agreement.

             6.2 All payments shall be payable in U.S. dollars by check or wire transfer to such U.S. bank account as directed in writing.

             6.3 If either party fails to pay any amounts when due and payable and such amounts are not disputed in good faith, then said party shall pay the other a late payment charge of one and a half percent (1.5%) per month, but not in excess of the lawful maximum, on any past due balance which is not subject to a good faith dispute.

       7.    Proprietary Rights:

             7.1 Furniture.com: As between Furniture.com and HEI, Furniture.com shall own all right, title and interest in and to the Furniture.com Web Site and the editorial content referenced in section 2.5.1, including without limitation all successor products thereof and any current or future intellectual property rights embodied in the foregoing.

             7.2 As between Furniture.com and HEI, HEI shall own all right, title and interest in and to the HEI Content.

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             7.3  No Implied License. Except for the license rights granted herein, neither party grants the other rights in or to each other's respective intellectual property.

             7.4 Trademarks: Each party grants the other a non exclusive, non transferable, royalty free right to display the trademarks and logos made available by such party, subject to the terms of this Agreement and such party's standard trademark usage guidelines. In the event either party determines that the others use of the applicable trademarks or service marks is inconsistent with the applicable Trademark or Service Mark holders quality standards, then upon written request and within a reasonable time the applicable party shall conform such trademark or service mark use to the appropriate party standards. If either party fails to conform the applicable trademark use or service mark usage, then the owner of the marks shall have the right to suspend use under the terms of this Agreement.

             7.5 HEI grants Furniture.com a license to distribute and post the HEI content on the Furniture.com site for the sole purpose of fulfilling its obligations under this Agreement. For the term of the Agreement, Furniture.com shall be the sole licensee of the HEI Content for use or publication online. Furniture.com acknowledges that HEI will continue to provide video content to two Web sites, decorate.com, owned by HEI's parent corporation, and shabang.com, under existing agreements, for a period extending no later than December 31, 2000.

       8.    Confidentiality and Publicity:

             8.1 Furniture.com and HEI agree to hold in the strictest confidence and not use or disclose to any person, firm or corporation, without the written authorization of the other Party, except as required by law, any "Confidential Information" (as defined below). Each Party and their respective employees, officers, directors, shareholders and agents agree not to use any of the Confidential Information for the purpose of competing with the other Party either directly or indirectly or to assist third persons or entities to compete with the other Party. For purposes of this Agreement, "Confidential Information" means all information, documents and materials provided by one Party to the other Party before or during the term of this Agreement relating to or in connection with the Project, including, without limitation, technical data, specifications, communication protocols, trade information, customer or client lists and records, business and marketing plans,

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                  schematics, reports and technical and marketing data;
                  provided, however, that neither Party shall be under any obligation to maintain in confidence any portion of the information it has received which (a) is now, or which becomes hereafter, through no act or failure to act on the part of the recipient party, generally known or available to the public,
                  (b) is known by the recipient party at the time of the disclosure of such information, provided that the source of such information was not known by the receiving party to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation or (c) is hereafter fumished to the recipient party by a source other than the other Party, provided that such source is not known by the receiving party to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation. Neither Party shall disclose the Confidential Information of the other Party to its employees except on a need-to-know basis, and the recipient party shall be responsible for the unauthorized disclosures of Confidential Information by its employees.

                  No express or implied rights or license is granted by any disclosure of Confidential Information to the recipient party in connection with this Agreement. The recipient party understands that the disclosing party makes no representations or warranties, expressed or implied (including those of merchantability and fitness for purpose) with respect to the Confidential Information.

             8.2 Within 30 days of the Effective Date of this Agreement, Furniture.com and HEI shall issue a joint press release announcing the Sponsorship. Neither party will issue any press releases or other public statements regarding this Agreement without the other party's prior written approval.

             8.3 Upon termination or expiration of this Agreement either party is permitted to issue a press release solely to the effect the Agreement has either expired or was terminated. Neither party is permitted to disclose any business terms of this Agreement with respect to such press release or any other communication.

       9.    Warranties, Indemnification and Limitation of Liability:

             9.1  Furniture.com warrants and represents:

                  9.1.1 That it has the full corporate right, power and authority to enter into this Agreement;

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                  9.1.2   That the execution of this Agreement and the
                          performance of the obligations and duties hereunder, do not and will not violate any agreement to which Furniture.com is a party or which it is otherwise bound; and

             9.2  HEI warrants and represents:

                  9.2.1 That it has the full corporate right, power and authority to enter into this Agreement;

                  9.2.2 That the execution of this Agreement and the performance of the obligations and duties hereunder, do not and will not violate any agreement to which HEI is a party or which it is otherwise bound; and

             9.3 EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING SUCH PARTY'S SERVICES OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS WELL AS IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

             9.4  Indemnification:

                  9.4.1 Each party (the "indemnifying party") will indemnify, defend and hold harmless the other party and its corporate parent or affiliates (collectively "the indemnified party") from and against all claims, suits and proceedings, and any and all related liabilities, losses, expenses, damages and costs (including without limitation, reasonable attorney fees), including, without limitation, any third party claims alleging infringement of any copyright, trademark or other intellectual property right or alleging libel, defamation or invasion of privacy, arising from the use of any content, products, services, software, trademarks, logos or other materials or information (collectively "Materials") (a) provided by the indemnifying party or (b) accessible on the indemnifying party's Website or via a link from the indemnifying party's Website, unless such Materials were originally provided by the indemnified party.

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                  9.4.2   The indemnified party will: promptly notify the
                          indemnifying party of any claim, suit, or proceeding for which indemnity is claimed; cooperate reasonably with the indemnifying party at the latter's expense; and allow the indemnifying party to control the defense or settlement thereof. The indemnified party will have the right to participate in any defense of a claim and or to be represented by counsel of its own choosing at its own expense. The indemnifying party's obligations under this section shall not apply to any claims based upon the use of Materials that have been altered by any third party other than the indemnifying party, the combination of any Materials with any items not provided by the indemnifying party, or the display of any Materials in a manner not approved by the indemnifying party, if and to the extent such claim would not have arisen but for such alterations, combinations or display.

             9.5  Limitation of Liability:

                  9.5.1 EXCEPT FOR A BREACH OF EITHER PARTIES INTELLECTUAL PROPERTY RIGHTS AND THE INDEMNIFICATION IN SECTION 9.4, THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED THE AMOUNTS PAID OR OWED BY FURNITURE.COM TO HEI HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IN THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

       10.   Term and Termination:

             10.1 The term of this Agreement shall be three years from the date of execution ("Effective Date"), unless termination in accordance with the provisions of this Section. Thereafter, this Agreement will automatically renew on a year-to-year basis unless either party notifies the other at least thirty
                  (30) days prior to the applicable renewal term.

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             10.2 After the first year of the Agreement, either party may terminate the Agreement upon three (3) months written notice to the other party. In the event that HEI terminates the contract prior to September 14, 2002, no other Online Furniture Company as defined in section 5.1 shall be allowed to license Content or be featured as a Show Sponsor for a period of six (6) months following termination.

             10.3 Either party may terminate this Agreement or any renewal term thereof at any time (a) in the event of a material breach by the other party that has not been cured within thirty (30) days of written notice thereof or (b) within thirty (30) days prior to a renewal period, provided such notice is given in writing.

             10.4 Subsequent to Termination by either party or expiration of this Agreement, such Termination or expiration shall not act as a waiver of either party's rights or payment obligations under this Agreement or release either party from any liability for breach of such party's obligations under this Agreement.

             10.5 Any termination or expiration of this Agreement shall mean that each party shall no longer use any trademarks or service marks licensed under the terms of this Agreement or continue to provide the services described herein, and shall terminate all links and references in all media, including online, print and in the Show.

             10.6 Should the Show not be broadcast, this Agreement shall terminate automatically, and Furniture.com shall receive a pro-rata refund for the portion of the quarter for which the Show is no longer broadcast.

       11.   General

             11.1 No Joint Venture: The sole relationship between the parties is that of independent contractors. Each party is an independent contractor and neither is an agent of the other. Each party shall be solely responsible for the actions of their respective employees, agents, and representatives.

             11.2 Governing Law: This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. The parties specifically exclude the terms of the United Nations International Convention of Contracts.

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             11.3 Non Assignment: Neither party shall transfer or assign any rights or delegate any of its obligations hereunder, whether in whole or in part, voluntary or by operation of law without the prior written consent of the other, whose consent shall not be unreasonably withheld or delayed.

             11.4 Notices: All notices, requests, demands, reports or other communications under this Agreement shall be in writing and shall be sent either by a nationally recognized overnight delivery service or certified mail, return receipt registered and shall be deemed given upon receipt. Notices hereunder shall be directed to:

                  If to HEI:

                  1)    Robert W. Nightengale, Jr.
                        3411 Silverside Road
                        Baynard Building, suite 208
                        Wilmington, DE 19810

                        with a copy in like manner to:

                  2)    Jocelyn Hall Burton
                        One Hanson Lane
                        New Rochelle, NY 10804

             11.5 Waiver: Any of the provisions of this Agreement maybe waived by the party entitled to benefit thereof. Neither party shall be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing.

             11.6 No Third Party Beneficiaries. Nothing contained in this
                  Agreement implies or is intended to confer upon any person other than the parties and respective successors or assigns of the parties, any rights remedies, obligations or liabilities whatsoever.

             11.7 Survival. The respective rights and obligations between the parties under the provisions of Sections 8, 9, 10 (9.4 only for one year after the termination of the Agreement), and 11 hereof shall survive expiration or termination of this Agreement.

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             11.8 Entire Agreement. This Agreement (including the Exhibits,
                  Attachments and or Addenda, if any,) represents the entire agreement of the parties with respect of the subject matter hereof and supersedes all prior and or contemporaneous agreements or understandings, written or oral between the parties with respect to the subject matter hereof. This Agreement may not be modified except by written Amendment signed by both parties.

             11.9 Counterparts/ Facsimiles. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For the purposes hereof, a facsimile copy of this Agreement including the signature pages hereto, shall be deemed an original.

         IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement as of the date first written above.

FURNITURE.COM                             Home Enterprises, Inc.

By: /s/ Gerald Brown                      By: /s/ Robert W. Nightengale, Jr.
   -----------------------                   ---------------------------------
Name: Gerald Brown                        Name: Robert W. Nightengale, Jr.
                                               -------------------------------
Title: V.P., Business Development         Title: President

Date: 9/29/99                             Date: 10/1/99


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                                    Exhibit A
                      Competing Online Furniture Companies

furniturefind.com
goodhome.com
homepoint.com and affiliated properties
homeportfolio.com
living.com
myhome.com

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